UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 23, 2026

ALCOA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-37816	81-1789115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Isabella Street, Suite 500 Pittsburgh, Pennsylvania (Address of principal executive offices)	15212-5858 (Zip Code)

Registrant’s telephone number, including area code: 412-315-2900

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 23, 2026, Alumina Pty Ltd (ABN 85 004 820 419) (the “2034 Notes Issuer”), a wholly-owned subsidiary of Alcoa Corporation (the “Company”), completed an offering (the “2034 Notes Offering”) of $1,500,000,000 aggregate principal amount of 6.625% senior notes due 2034 (the “2034 Notes”) and Alcoa Nederland Holding B.V. (the “2036 Notes Issuer” and, together with the 2034 Notes Issuer, each an “Issuer” and, together, the “Issuers”), a wholly-owned subsidiary of the Company, completed an offering (the “2036 Notes Offering, and, together with the 2034 Notes Offering, the “Notes Offering”) of $1,100,000,000 aggregate principal amount of 6.875% senior notes due 2036 (the “2036 Notes” and, together with the 2034 Notes, the “Notes”). The 2034 Notes were issued pursuant to an indenture dated as of September 23, 2026 (the “2034 Notes Indenture”) among (i) the 2034 Notes Issuer, (ii) the Company, (iii) certain subsidiaries of the Company, and (iv) The Bank of New York Mellon Trust Company, N.A., as trustee (the “2034 Notes Trustee”), and the 2036 Notes were issued pursuant to an indenture dated as of September 23, 2026 (the “2036 Notes Indenture” and, together with the 2034 Notes Indenture, each an “Indenture” and together, the “Indentures”) among (i) the 2036 Notes Issuer, (ii) the Company, (iii) certain subsidiaries of the Company, and (iv) The Bank of New York Mellon Trust Company, N.A., as trustee (the “2036 Notes Trustee” and, together with the 2034 Notes Trustee, each a “Trustee”). The Notes are guaranteed on a senior unsecured basis by the Company and its subsidiaries that are party to the 2034 Notes Indenture, in the case of the 2034 Notes, and its subsidiaries that are party to the 2036 Notes Indenture, in the case of the 2036 Notes.

Each Indenture contains certain restrictive covenants that limit the applicable Issuer’s and each applicable guarantor’s ability to, among other things, create liens on certain assets to secure debt; consolidate, merge, sell or otherwise dispose of all or substantially all of their assets; and enter into certain sale and leaseback transactions. These covenants are subject to a number of limitations and exceptions. Each Indenture also contains customary events of default.

The Notes may be redeemed at the applicable Issuer’s option, in whole or in part, at any time and from time to time on or after September 30, 2029, in the case of the 2034 Notes, and September 30, 2031, in the case of the 2036 Notes, at the applicable redemption prices set forth in the applicable Indenture. At any time prior to such date, the applicable Issuer will be entitled at its option to redeem all, but not less than all, of the 2034 Notes or the 2036 Notes, as applicable, at a “make-whole” redemption price set forth in the applicable Indenture. At any time prior to September 30, 2029, the applicable Issuer may, on one or more occasions, redeem up to 40% of the aggregate principal amount of the 2034 Notes or 2036 Notes, as applicable, at the applicable redemption prices set forth in the applicable Indenture with the net cash proceeds of certain equity offerings. The 2034 Notes may also be redeemed at the option of the 2034 Notes Issuer and the 2036 Notes may also be redeemed at the option of the 2036 Notes Issuer at any time in connection with certain changes in withholding taxes. If a change of control repurchase event occurs, the 2034 Notes Issuer must offer to purchase the 2034 Notes and the 2036 Notes Issuer must offer to purchase the 2036 Notes, as applicable, at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest.

The Notes and related guarantees were sold in a private placement to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-United States persons in offshore transactions in accordance with Regulation S under the Securities Act.

The Issuers intend to use the net proceeds of the issuance of the Notes, together with cash on hand, to fund the approximately $3.1 billion cash portion of the consideration for the previously announced proposed acquisition by the Company (the “Acquisition”) of South32 Limited’s (“South32”) interests in certain bauxite, alumina and aluminum smelter operations pursuant to the Umbrella Implementation Deed (as it may be amended or otherwise modified from time to time, the “Deed”), dated as of June 30, 2026, and to pay related fees and expenses. Completion of the Acquisition is subject to the satisfaction or waiver (if applicable) of certain conditions, including approval of South32’s shareholders, receipt of required regulatory approvals and other customary closing conditions.

If (i) the Acquisition is not consummated on or before the later of (A) June 29, 2027 (the date initially constituting the “Conditions Precedent End Date” under the Deed) or (B) such later date to which the “Conditions Precedent End Date” under the Deed may be extended, amended, waived or otherwise modified in accordance with the terms of the Deed by the parties thereto (such later date, the “Special Mandatory Redemption End Date”) or (ii) prior to the Special Mandatory Redemption End Date and prior to the completion of the Acquisition, (A) the Deed is terminated or (B) the Company or the Issuers otherwise notify the applicable Trustee that the completion of the Acquisition will not occur before the Special Mandatory Redemption End Date, the 2034 Notes Issuer will be required to redeem the 2034 Notes and the 2036 Notes Issuer will be required to redeem the 2036 Notes at a special mandatory redemption price equal to 100% of the initial issue price thereof (100% of the aggregate principal amount for each of the 2034 Notes and 2036 Notes, as applicable), plus accrued and unpaid interest thereon to, but excluding, the date of redemption (such redemption, the “Special Mandatory Redemption”).

Each Indenture contains customary events of default. Failure to make the Special Mandatory Redemption with respect to the 2034 Notes, if required in accordance with the terms described above, will constitute an event of default with respect to the 2034 Notes, and failure to make the Special Mandatory Redemption with respect to the 2036 Notes, if required in accordance with the terms described above, will constitute an event of default with respect to the 2036 Notes. If an event of default with respect to the 2034 Notes or the 2036 Notes, as applicable, occurs and is continuing, the applicable Trustee or the holders of at least 30% in principal amount of the 2034 Notes or the 2036 Notes, as applicable, then outstanding may declare the principal of and accrued but unpaid interest on all the 2034 Notes or the 2036 Notes, as applicable, to be immediately due and payable.

The foregoing description of the Indentures is not complete and is subject to, and qualified in its entirety by reference to, the full text of the each of the 2034 Notes Indenture and the 2036 Notes Indenture, as applicable, which are attached hereto as Exhibit 4.1 and Exhibit 4.2, respectively, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On September 23, 2026, the Company issued a press release announcing the closing of the Notes Offering. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference into this Item 7.01. The information contained and incorporated by reference in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Item 7.01, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

Item 8.01 Other Events.

Concurrently with the completion of the Notes Offering, the Company terminated all remaining outstanding commitments in respect of the senior unsecured 364-day bridge term loan credit facility entered into in connection with the Acquisition.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit number	Description

4.1	Indenture, dated as of September 23, 2026, among Alumina Pty Ltd, Alcoa Corporation, certain subsidiaries of Alcoa Corporation, and The Bank of New York Mellon Trust Company, N.A., as trustee

4.2

Indenture, dated as of September 23, 2026, among Alcoa Nederland Holding B.V., Alcoa Corporation, certain subsidiaries of Alcoa Corporation, and The Bank of New York Mellon Trust Company, N.A., as trustee

99.1	Press Release of Alcoa Corporation dated September 23, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCOA CORPORATION

By:	/s/ Marissa P. Earnest
Marissa P. Earnest
Senior Vice President, General Counsel – North America Operations, and Secretary

Date: September 23, 2026